UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

JUHL WIND, INC.
 (Name of registrant as specified in its charter)

Delaware	20-4947667
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

996 190th Avenue
Woodstock, Minnesota 56186
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities registration statement file number to which this form relates:         333-162232                  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001 Per Share
(Title of class)

ITEM 1.                      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the common stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1(File No. 333-162232) as filed with the Securities and Exchange Commission on September 30, 2009 and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

ITEM 2.                      EXHIBITS

No.	Description
3.1	Certificate of Incorporation of the Registrant[1]
3.2	Certificate of Amendment of Certificate of Incorporation amending the name of Help-U-Drive, Incorporated to MH&SC Incorporated, filed September 26, 2006 with the Delaware Secretary of State[2]
3.3
Certificate of Amendment of Certificate of Incorporation amending, among other things, the name of MH & SC, Incorporated to Juhl Wind, Inc., filed June 20, 2008 and effective June 24, 2008, with the Delaware Secretary of State[1]

3.2	Bylaws of Juhl Wind, Inc.[2]
3.3	Form of stock certificate*

*           Filed herewith

1	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated June 24, 2008, and filed with the U.S. Securities and Exchange Commission on June 24, 2008.

2	Incorporated by reference to the exhibits included with our Registration Statement on Form SB-2 filed with the U. S. Securities and Exchange Commission on March 31, 2007.

Signature

Pursuant to the requirements of Section 2 of the Securities Exchange Act of 1934, the registrant caused duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JUHL WIND, INC.
(Registrant)

Date: August 11, 2010	/s/ John Mitola
John Mitola
President